                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

================================================================================

                       REPUBLIC ENGINEERED PRODUCTS, INC.

                                   $21,000,000

                      10% Senior Notes due August 31, 2009

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                             Dated December 19, 2003

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                              Page
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
1.       AUTHORIZATION OF NOTES...................................................................................     1

2.       SALE AND PURCHASE OF NOTES...............................................................................     1

3.       CLOSING..................................................................................................     2

4.       CONDITIONS TO CLOSING....................................................................................     2
     4.1.    Representations and Warranties.......................................................................     2
     4.2.    Performance; No Default..............................................................................     2
     4.3.    Certificates.........................................................................................     2
     4.4.    Corporate or Other Action............................................................................     3
     4.5.    Opinions of Counsel..................................................................................     3
     4.6.    Purchase Permitted By Applicable Law, etc............................................................     3
     4.7.    Sale of Other Notes..................................................................................     3
     4.8.    Payment of Special Counsel Fees......................................................................     3
     4.9.    Changes in Corporate Structure.......................................................................     4
     4.10.   Note Documents.......................................................................................     4
     4.11.   Final Sale Order.....................................................................................     4
     4.12.   Completion of Asset Purchase.........................................................................     4
     4.13.   Perfection Certificate and Lien Search Results.......................................................     4
     4.14.   Certificates of Insurance............................................................................     4
     4.15.   Title Insurance......................................................................................     5
     4.16.   Perfection of Security Interest......................................................................     5
     4.17.   Disclosure of Indebtedness...........................................................................     5
     4.18.   Proceedings and Documents............................................................................     5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................     5
     5.1.    Organization; Power and Authority....................................................................     5
     5.2.    Authorization, etc...................................................................................     6
     5.3.    Organization and Ownership of Shares of Subsidiaries; Affiliates.....................................     6
     5.4.    Compliance with Laws, Other Instruments, etc.........................................................     6
     5.5.    Governmental Authorizations, etc.....................................................................     7
     5.6.    Private Offering by the Company......................................................................     7
     5.7.    Use of Proceeds; Margin Regulations..................................................................     7
     5.8.    Foreign Assets Control Regulations, etc..............................................................     7
     5.9.    Status under Certain Statutes........................................................................     8

6.       REPRESENTATIONS OF THE PURCHASER.........................................................................     8
     6.1.    Purchase for Investment..............................................................................     8

7.       INFORMATION AS TO COMPANY................................................................................     8
     7.1.    Financial and Business Information...................................................................     8
     7.2.    Compliance Certificate...............................................................................    10
     7.3.    Inspection...........................................................................................    11

                                TABLE OF CONTENTS

Section                                                                                                              Page
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
8.       PREPAYMENT OF THE NOTES.................................................................................    11
     8.1.    Required Prepayments................................................................................    11
     8.2.    Optional Prepayments................................................................................    12
     8.3.    Allocation of Partial Prepayments...................................................................    12
     8.4.    Maturity; Surrender, etc............................................................................    12
     8.5.    Purchase of Notes...................................................................................    12

9.       OTHER COVENANTS.........................................................................................    12
     9.1.    Corporate Existence.................................................................................    12
     9.2.    Payment of Taxes and Other Claims...................................................................    13
     9.3.    Maintenance of Properties, Insurance, and Books and Records; Compliance with Law;
             Inspection Rights...................................................................................    13
     9.4.    Further Assurance to the Collateral Agent...........................................................    14
     9.5.    Limitation on Additional Indebtedness and Certain Preferred Stock...................................    14
     9.6.    Limitation on Sale-Leaseback Transactions...........................................................    17
     9.7.    Limitation on Liens.................................................................................    17
     9.8.    Limitation on Restricted Payments...................................................................    18
     9.9.    Disposition of Proceeds of Asset Sales..............................................................    21
     9.10.   Limitation on Transactions with Affiliates..........................................................    22
     9.11.   Change of Control...................................................................................    23
     9.12.   Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.......................    25
     9.13.   Impairment of Security Interest.....................................................................    26
     9.14.   Waiver of Stay, Extension or Usury Laws.............................................................    26
     9.15.   Additional Subsidiary Guarantors....................................................................    26

10.      SUCCESSORS..............................................................................................    27
     10.1.   When Company May Merge, Etc.........................................................................    27
     10.2.   Successor Entity Substituted........................................................................    28

11.      GUARANTY................................................................................................    28
     11.1.   Unconditional Guaranty..............................................................................    28
     11.2.   Severability........................................................................................    29
     11.3.   Release of a Guarantor..............................................................................    29
     11.4.   Limitation of Guarantor's Liability.................................................................    29
     11.5.   Guarantors May Consolidate, etc., on Certain Terms..................................................    29
     11.6.   Contribution........................................................................................    30
     11.7.   Waiver of Subrogation...............................................................................    30
     11.8.   Execution of Guaranty...............................................................................    31
     11.9.   Waiver of Stay, Extension or Usury Laws.............................................................    31
     11.10.  Parent Guarantor....................................................................................    31

12.      COLLATERAL SECURITY.....................................................................................    31

13.      EVENTS OF DEFAULT.......................................................................................    31

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                                TABLE OF CONTENTS

Section                                                                                                             Page
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
14.      REMEDIES ON DEFAULT, ETC................................................................................    33
     14.1.   Acceleration........................................................................................    33
     14.2.   Other Remedies......................................................................................    34
     14.3.   Rescission..........................................................................................    35
     14.4.   No Waivers or Election of Remedies, Expenses, etc...................................................    35

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................    35
     15.1.   Registration of Notes...............................................................................    35
     15.2.   Transfer and Exchange of Notes......................................................................    35
     15.3.   Replacement of Notes................................................................................    36

16.      PAYMENTS ON NOTES.......................................................................................    36
     16.1.   Payment.............................................................................................    36
     16.2.   Place of Payment....................................................................................    36

17.      THE COLLATERAL AGENT....................................................................................    37
     17.1.   Authorization.......................................................................................    37
     17.2.   Employees and Agents................................................................................    38
     17.3.   No Liability........................................................................................    38
     17.4.   No Representations..................................................................................    38
     17.5.   Holders of Notes....................................................................................    38
     17.6.   Indemnity...........................................................................................    38
     17.7.   Collateral Agent as Holder..........................................................................    39
     17.8.   Resignation.........................................................................................    39
     17.9.   Notification of Defaults and Events of Default......................................................    39
     17.10.  Duties in the Case of Enforcement...................................................................    39

18.      EXPENSES, ETC...........................................................................................    40
     18.1.   Transaction Expenses................................................................................    40
     18.2.   Survival............................................................................................    40

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................................    40

20.      AMENDMENT AND WAIVER....................................................................................    41
     20.1.   Requirements........................................................................................    41
     20.2.   Solicitation of Holders of Notes....................................................................    41
     20.3.   Binding Effect, etc.................................................................................    41
     20.4.   Notes held by Company, etc..........................................................................    42

21.      NOTICES.................................................................................................    42

22.      REPRODUCTION OF DOCUMENTS...............................................................................    42

23.      CONFIDENTIAL INFORMATION................................................................................    43

24.      SUBSTITUTION OF PURCHASER...............................................................................    44

                                TABLE OF CONTENTS

Section                                                                                                              Page
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
25.      MISCELLANEOUS...........................................................................................    44
     25.1.   Successors and Assigns..............................................................................    44
     25.2.   Payments Due on Non-Business Days...................................................................    44
     25.3.   Severability........................................................................................    44
     25.4.   Construction .......................................................................................    44
     25.5    Counterparts .......................................................................................    45
     25.6    Governing Law ......................................................................................    45

                          TABLE OF CONTENTS (CONT'D.)

SCHEDULE A                   -      INFORMATION RELATING TO PURCHASERS

SCHEDULE B                   -      DEFINED TERMS

SCHEDULE 5.3                 -      Subsidiaries of the Company and
                                      Ownership of Subsidiary Stock

EXHIBIT 1                    -      Form of 10% Senior Note due August 31, 2009

EXHIBIT 4.5                  -      Form of Opinion of Special Counsel for the Company

EXHIBIT 9.15(a)              -      Form of Joinder Agreement

                       REPUBLIC ENGINEERED PRODUCTS, INC.

                              3770 Embassy Parkway

                                Akron, Ohio 44333

                      10% Senior Notes due August 31, 2009

                                                               December 19, 2003

TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      Each of Republic Engineered Products, Inc., a Delaware corporation (the "COMPANY"), as Issuer, PAV Republic, Inc., a Delaware corporation, PAV Railroad, Inc., a Delaware corporation, and PAV Machine, LLC, a Delaware limited liability company, as Guarantors (each individually, a "GUARANTOR" and collectively, the "GUARANTORS") agrees with you as follows:

1. AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of $21,000,000 aggregate principal amount of its 10% Senior Notes due August 31, 2009 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 15 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved in accordance with Section 20 herein below. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to "you" or "yours" shall refer to each individual Purchaser (as defined below) hereunder.

2. SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to each of the parties set forth on Schedule A hereto (each a "PURCHASER" and collectively the "PURCHASERS") and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite the name of such Purchaser set forth on Schedule A at the purchase price of 100% of the principal amount thereof, which are being delivered to the Purchasers for no additional consideration from the Purchasers as a portion of the purchase price set forth in the Asset Purchase Agreement. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3. CLOSING.

      The sale and purchase of the Notes to be purchased by you and the other Purchasers shall occur at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 100022, at a closing (the "CLOSING") on December 19, 2003 or on such other Business Day thereafter on or prior to December 22, 2003 as may be agreed upon by the Company and you and the other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee) as part of the consideration for the acquisition contemplated by the Asset Purchase Agreement. If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

      Your obligation to purchase the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

      4.1. REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of the Company and the Guarantors in this Agreement shall be correct when made and at the time of the Closing.

      4.2. PERFORMANCE; NO DEFAULT.

      The Company and each of the Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by such Person prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing. Except for the transactions contemplated by the Asset Purchase Agreement, neither the Company nor any Subsidiary shall have entered into any transaction since its date of incorporation or formation, as applicable, that would have been prohibited by Sections 9 and 10 hereof had such Sections applied since such date.

      4.3. CERTIFICATES.

            (a) Officer's Certificate. The Company and each of the Guarantors shall have delivered to the Collateral Agent an Officer's Certificate, dated the date of the Closing, certifying that (a) the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled, (b) such Person's charter or other incorporation or organizational documents and by-laws or other governing documents attached thereto are true and complete as in effect on such date of certification, (c) as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note Documents to which it is a party, and (d) giving the name and bearing the specimen.

            (b) signature of each individual who shall be authorized to sign, in the name and on behalf of such Person (i) each of the Note Documents to which such Person is a party, and (ii) to give notices and take other action on behalf of such Person under the Note Documents.

            (c) Other Certificates. The Company and each of the Guarantors shall have delivered to the Collateral Agent a certificate from the Secretary of State, or other appropriate authority of the jurisdiction of such Person's incorporation or organization, evidencing its good standing in such jurisdiction and in each other jurisdiction in which failure to so qualify could reasonably be expected to have a Material Adverse Effect.

      4.4. CORPORATE OR OTHER ACTION.

      All corporate action necessary for the valid execution, delivery and performance by the Company and each Guarantor of this Agreement and the other Note Documents to which such Person is a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Collateral Agent and to the Collateral Agent's Special Counsel shall have been delivered to the Collateral Agent.

      4.5. OPINIONS OF COUNSEL.

      You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from (a) Kirkland & Ellis LLP, counsel for the Company, and any other local counsel to the Company, covering the matters set forth in Exhibit 4.5 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

      4.6. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

      On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

      4.7. SALE OF OTHER NOTES.

      Contemporaneously with the Closing the Company shall sell to the other Purchasers and other Purchasers shall accept the Notes to be purchased by them at the Closing as specified in Schedule A.

      4.8. PAYMENT OF SPECIAL COUNSEL FEES.

      Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Collateral Agent's Special Counsel referred to in Section 4.4 to the extent reflected in a statement of the Collateral Agent's Special Counsel rendered to the Company at least one Business Day prior to the Closing.

      4.9. CHANGES IN CORPORATE STRUCTURE.

      Other than as set forth in the Asset Purchase Agreement and except as specified in Schedule 4.10, neither the Company nor any Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of such Person's incorporation or formation, as applicable.

      4.10. NOTE DOCUMENTS.

      Each of the Note Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to you and the Collateral Agent's Special Counsel.

      4.11. FINAL SALE ORDER.

      The Administrative Agent and the Collateral Agent shall have received a copy of a signed order of the United States Bankruptcy Court (the "BANKRUPTCY COURT") for the Northern District of Ohio, approving and authorizing the completion of the Section 363 Asset Sale (as amended prior to the Closing, the "SALE ORDER") which Sale Order shall not be subject to any stay and shall provide for the payment of the Purchase Price (as defined in the Asset Purchase Agreement).

      4.12. COMPLETION OF ASSET PURCHASE.

      The Administrative Agent and the Collateral Agent shall have received evidence satisfactory to the Administrative Agent hat the transactions contemplated by the Acquisition Documents shall have occurred pursuant to and in accordance with the terms of the Acquisition Documents without any material waiver or modification with respect thereto and that the Parent Guarantor, the Company, and their respective Subsidiaries own all of the assets described in the Asset Purchase Agreement.

      4.13. PERFECTION CERTIFICATE AND LIEN SEARCH RESULTS.

      The Collateral Agent shall have received from the Company a completed fully executed Perfection Certificate and the results of lien searches with respect to the Collateral indicating no Liens other than Liens permitted by
Section 9.7.

      4.14. CERTIFICATES OF INSURANCE.

      The Collateral Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the date of the Closing, identifying insurers, types of insurance, insurance limits, and policy terms and otherwise describing insurance obtained in accordance with the provisions of
Section 9.3(b) and (b) certified copies of all policies evidencing such insurance.

      4.15. TITLE INSURANCE.

      The Collateral Agent shall have received a Title Policy covering the Mortgaged Property (or commitments to issue such policies, with all conditions of issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts reasonably satisfactory to the Collateral Agent, insuring the interest of the Collateral Agent, each of the holders of a Note as mortgagee under the Mortgage.

      4.16. PERFECTION OF SECURITY INTEREST.

      All filings, assignments, and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Collateral Agent's security interest in the Collateral.

      4.17. DISCLOSURE OF INDEBTEDNESS.

      The Company shall have delivered a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries involving a principal amount in excess of $100,000 as of the date of Closing.

      4.18. PROCEEDINGS AND DOCUMENTS.

      All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and the Collateral Agent's Special Counsel, and you and the Collateral Agent's Special Counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company (and, where applicable, each Guarantor) represents and warrants to you as of the date hereof and as of the Closing that:

      5.1. ORGANIZATION; POWER AND AUTHORITY.

      Each of the Company and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Guarantors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Note Documents to which it is a party and to perform the provisions hereof and thereof.

      5.2. AUTHORIZATION, ETC.

      Each of the Note Documents have been duly authorized by all necessary corporate action on the part of each of the Company and the Guarantors, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.3. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

            (a) Schedule 5.3 contains (except as noted therein) complete and correct lists (i) of the Parent Guarantor's and the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Parent Guarantor, the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

            (b) All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.3 as being owned by the Parent Guarantor or the Company and their respective Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor, the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.3).

            (c) Each Subsidiary identified in Schedule 5.3 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

            (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.3 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor, the Company or any of their respective Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

      5.4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

      The execution, delivery and performance by each of the Company and the Guarantors of the Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such

Person under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Person is bound or by which such Person or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the such Person or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Person.

      5.5. GOVERNMENTAL AUTHORIZATIONS, ETC.

      No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company and the Guarantors of the Note Documents.

      5.6. PRIVATE OFFERING BY THE COMPANY.

      Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and the other Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

      5.7. USE OF PROCEEDS; MARGIN REGULATIONS.

      No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

      5.8. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

      Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      5.9. STATUS UNDER CERTAIN STATUTES.

      Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6. REPRESENTATIONS OF THE PURCHASER.

      6.1. PURCHASE FOR INVESTMENT.

      You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

7. INFORMATION AS TO COMPANY.

      7.1. FINANCIAL AND BUSINESS INFORMATION.

      The Company shall deliver to each holder of a Note (except to the extent that such holder shall specifically request otherwise in a written notice to the Company):

            (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form l0-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

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

            (b) Annual Statement -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by a certification thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in above, shall be deemed to satisfy the requirements of this Section 7.1 (b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 13(h), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or N of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Collateral Agent.

      7.2. COMPLIANCE CERTIFICATE.

      Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1 (b) hereof shall be accompanied by an Officer's Certificate stating that a review of the activities of the Company during the preceding fiscal year or preceding fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and each of the Guarantors has kept, observed, performed and fulfilled its respective obligations under the Note Documents, and further stating that, to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant contained in the Note Documents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or propose to take with respect thereto), and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred a description of the event and what action the Company has taken or proposes to take with respect thereto.

      7.3. INSPECTION.

      The Company shall permit the representatives of the Collateral Agent and such other Person as shall be designated by the holders of at least 25% in aggregate principal amount of the outstanding Notes:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holders and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may reasonably be requested and subject to the provisions of Section 23 hereof.

8. PREPAYMENT OF THE NOTES.

      8.1. REQUIRED PREPAYMENTS.

            (a) Amortization -- On December 31, 2003 and on the last day of each calendar quarter thereafter to and including June 30, 2009, the Company will prepay 0.25% of the original principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of any premium, provided that upon any partial prepayment of the Notes pursuant to Sections 8.2 or 9.9 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

            (b) Application of Insurance Proceeds -- All amounts representing the Insurance Proceeds shall be subject to the security interest of the Collateral Agent for the benefit of the holders of the Notes and shall be applied immediately upon receipt by the Company to prepay the Notes, which prepayments shall also cover the Net Cash Proceeds of Asset Sales, to reduce in inverse order of maturity the scheduled amounts payable quarterly above in respect of the principal amount (or such lesser principal amount as shall then be outstanding) of the Notes.

      8.2. OPTIONAL PREPAYMENTS.

      The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment to be applied pro rata to the remaining scheduled amounts payable quarterly pursuant to Section 8.1(a) and at maturity, at 100% of the principal amount so prepaid plus accrued interest on the amount so prepaid. The Company will give each holder of a Note written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

      8.3. ALLOCATION OF PARTIAL PREPAYMENTS.

      In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      8.4. MATURITY; SURRENDER, ETC.

      In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      8.5. PURCHASE OF NOTES.

      The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the other Note Documents. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

9. OTHER COVENANTS.

      9.1. CORPORATE EXISTENCE.

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

      Subject to Sections 9.9, 9.10 and 10, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate, limited liability company or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided, however, that subject to Section 12 and the terms of any Security Document, neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the holders of the Notes; and provided, further, that this covenant shall not prohibit the combination of any Restricted Subsidiary with the Company or with any other Restricted Subsidiary.

      9.2. PAYMENT OF TAXES AND OTHER CLAIMS.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Restricted Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made or (ii) where the failure to so pay would not have a Material Adverse Effect.

      9.3. MAINTENANCE OF PROPERTIES, INSURANCE, AND BOOKS AND RECORDS; COMPLIANCE WITH LAW; INSPECTION RIGHTS.

            (a) Subject to, and in compliance with, Sections 9.9 and 10 and the provisions of each applicable Security Document, the Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear and casualty excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto. The Company or any Restricted Subsidiary may close or shutdown any Specified Facility with the approval of the Board of Directors of the Company, provided that the Company shall notify the Collateral Agent in writing of such closure or shutdown at least 30 days in advance of the date on which such closure or shutdown is to be effected.

            (b) The Company and each of its Restricted Subsidiaries shall maintain insurance subject to the provisions of each applicable Security Document in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

            (c) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company, in accordance with GAAP.

            (d) The Company shall and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

            (e) Upon the written request of the Collateral Agent delivered by the Collateral Agent to the Company a reasonable period of time in advance of any proposed inspection, the Company will, at reasonable times during ordinary business hours, permit the Collateral Agent by its representatives to inspect the books and records of the Company and of each of its Subsidiaries and the plants and properties of the Company and of each of its Subsidiaries constituting Collateral. As a condition to any such inspection, the Collateral Agent shall agree to comply, and cause its representatives to comply, with all occupational health and safety rules and regulations governing the operation of the facilities of the Company and its Subsidiaries.

      9.4. FURTHER ASSURANCE TO THE COLLATERAL AGENT.

      The Company shall, upon request of the Collateral Agent, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Agreement and any Security Document.

      9.5. LIMITATION ON ADDITIONAL INDEBTEDNESS AND CERTAIN PREFERRED STOCK.

            (a) The Company will not (A) incur any Indebtedness (including any Acquired Indebtedness) or (B) permit any of the Restricted Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any Preferred Stock; provided that the Company and the Restricted Subsidiaries will be permitted to incur Indebtedness (including Acquired Indebtedness) if, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than or equal to 2.50 to 1.

            (b) The provisions of Section 9.5(a) shall not apply to the incurrence of any of the following items of Indebtedness.

                  (i) Indebtedness under the Notes, the Guaranty and this
            Agreement;

                  (ii) Indebtedness of the Company and the Restricted
            Subsidiaries outstanding on the Issue Date (including the New Senior Secured Notes);

                  (iii) Indebtedness of the Company and the Restricted
            Subsidiaries under the New Credit Facility; provided that the aggregate principal amount of (x) all Indebtedness of the Company and the Restricted Subsidiaries outstanding under the New Credit Facility and (y) all outstanding Indebtedness of the Company or the Restricted Subsidiaries (including but not limited to Sale-Leasebacks and securitizations) secured by working capital of the Company or the Restricted Subsidiaries, inventory of the Company or the Restricted Subsidiaries, accounts receivable of the Company or the Restricted Subsidiaries and a junior Lien on the Canton Cast Roll Facility, in the aggregate does not exceed $375,000,000, at any time;

                  (iv) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or to a Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of or the occurrence of any other event which results in any Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary ceasing to be a Restricted Subsidiary shall, in each such event, be deemed an incurrence of Indebtedness subject to the other provisions of this
            Section 9.5;

                  (v) Indebtedness of the Company owed to and held by a
            Restricted Subsidiary; provided that if such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor, it shall be unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Agreement and the other Note Documents; provided, further, in any such case, that (x) any transfer of such Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary) and (y) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock or the occurrence of any other event which results in any Restricted Subsidiary which holds Indebtedness of the Company ceasing to be a Restricted Subsidiary shall, in each such event, be deemed an incurrence of Indebtedness subject to the other provisions of this Section 9.5;

                  (vi) Interest Rate Protection Obligations of the Company or a
            Restricted Subsidiary relating to Indebtedness of the Company or a Restricted Subsidiary; provided that (x) any Indebtedness to which any such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this Section 9.5 and (y) the notional principal amount of any such Interest Rate Protection Obligations at the time of incurrence does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (vii) Indebtedness of the Company or any of the Restricted
            Subsidiaries under (x) Currency Agreements relating to Indebtedness or other obligations of the Company or any of the Restricted Subsidiaries entered into to hedge actual currency exposure or (y) commodities hedging agreements entered into to hedge actual commodity price exposure;

                  (viii) Indebtedness of the Company or any of the Restricted
            Subsidiaries (including Indebtedness represented by letters of credit for the account of the Company or a Restricted Subsidiary) in respect of financing workers' compensation, health, disability or other employee benefits, social security payments, property, casualty or liability insurance or other claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (ix) Indebtedness of the Company or any of the Restricted
            Subsidiaries representing obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guaranties and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of "Refinancing Indebtedness" is not greater than the amount of Indebtedness being refinanced;

                  (x) Indebtedness of the Company or any of the Restricted
            Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guaranties of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

                  (xi) Indebtedness of the Company or any of the Restricted
            Subsidiaries extinguished within five Business Days of incurrence arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds;

                  (xii) Government Assisted Indebtedness (Ohio), provided that the documentation for such Government Assisted Indebtedness (Ohio) incorporates the requirements for such Government Assisted Indebtedness (Ohio) set forth in this Agreement;

                  (xiii) in addition to the Indebtedness described in clauses
            (i) through (xii) above or clauses (xiv) below, Indebtedness of the Company or any of the Restricted Subsidiaries (including Indebtedness of the Company or any of the Restricted Subsidiaries which is secured by purchase money liens on personal property or fixtures or which constitutes Capitalized Lease Obligations in an aggregate principal amount not to exceed $25.0 million at any time outstanding), in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

                  (xiv) Intentionally omitted;

                  (xv) "Refinancing Indebtedness" of Indebtedness permitted
            under any of clauses (i) through (xii) above.

            (c) For purposes of determining compliance with this Section 9.5, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xv) of paragraph (b) above or is entitled to be incurred pursuant to paragraph (a) above, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 9.5 and such item of Indebtedness will be treated as having been incurred pursuant to only one of clauses (i) through (xv) of paragraph (b) or pursuant to paragraph (a) above. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.5.

      9.6. LIMITATION ON SALE-LEASEBACK TRANSACTIONS.

      The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction or securitization transaction with respect to any property or assets of the Company or any Restricted Subsidiary constituting Collateral. Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property or assets not constituting Collateral; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be, and (b) such Sale-Leaseback Transaction shall be in compliance with Section 9.7.

      9.7. LIMITATION ON LIENS.

      The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, affirm or permit or suffer to exist or remain in effect any Liens:

            (a) upon any item of Collateral other than Permitted Collateral Liens; and

            (b) upon any other properties or assets of the Company or of any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, not constituting Collateral, except (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (including Liens securing the New Senior Secured Notes) and (ii) Permitted Liens.

      Notwithstanding the foregoing sentence of this Section 9.7, the Company will be permitted to incur and suffer to exist purchase money Liens to finance the acquisition or construction of personal property or fixtures of the Company or any Restricted Subsidiary free of the Liens securing the Notes under the Security Documents for so long as the related Indebtedness (and refinancings thereof) shall be outstanding, notwithstanding any contrary provision of the Security Documents or this Agreement; provided that (i) the aggregate principal amount of all related purchase money Indebtedness (and refinancings thereof) contemplated by this sentence shall not exceed $25.0 million at any time outstanding and shall be incurred in compliance with the requirements of Section 9.5(b)(xiii), (ii) the related Indebtedness shall not be secured by any property or assets of the Company or any of its Subsidiaries other than the property or assets so acquired or constructed and which do not constitute Collateral, and (iii) each such purchase money Lien shall either (x) exist at the time of acquisition or construction or (y) be created within 180 days of such acquisition or construction.

      9.8. LIMITATION ON RESTRICTED PAYMENTS.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly do any of the following (such payments or Investments described in the following clauses (i), (ii),
      (iii) and (iv) are collectively referred to as "RESTRICTED PAYMENTS");

                  (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Disqualified Capital Stock));

                  (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by a Restricted Subsidiary);

                  (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, in each case, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) any such Subordinated Indebtedness payable to the Company or a Restricted Subsidiary); or

                  (iv) make any Investment (other than any Permitted Investment)
            in any Person;

unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment) each of the following conditions is satisfied:

                        (A) no Default or Event of Default shall have occurred
                  and be continuing; and

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

                        (B) such Restricted Payment, together with the aggregate
                  amount of all Restricted Payments made by the Company and its Restricted Subsidiaries from and after the Issue Date would not exceed the sum of, without duplication, (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property other than cash received by the Company (x) from the issuance or sale of Capital Stock (excluding Disqualified Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Capital Stock of the Company after the Issue Date, (y) as a capital contribution in respect of Capital Stock (other than Disqualified Capital Stock) of the Company after the Issue Date, in each case to or from any Person (other than to or from a Restricted Subsidiary), or (z) from Asset Sales of Collateral plus (3) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property (other than property constituting Investments that would be Restricted Payments or property which constitutes Collateral) that are received upon the sale, liquidation or other disposition or other return of capital for cash in respect of any Investment constituting a Restricted Payment made after the Issue Date to the extent included in the calculation of this clause (B), less the cost of the disposition of such Investment.

      For purposes of the preceding clause (B)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as Net Cash Proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof, in each case when so received.

            (b) None of the provisions of paragraph (a) above will prohibit:

                  (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would have complied with the provisions of this Agreement;

                  (ii) the redemption, repurchase or other acquisition or
            retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of, (x) a substantially concurrent issue and sale of other shares of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the

            Company) or (y) a capital contribution in respect of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (B) of paragraph (a) above;

                  (iii) any redemption, repurchase or other acquisition or
            retirement of (1) Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of (x) a substantially concurrent issue and sale of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company) or
            (y) a capital contribution to the Company; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (B) of paragraph (a) above; or (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no scheduled principal payments earlier than the 91st day after the final maturity date of the Notes and (y) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

                  (iv) Investments made out of the Net Cash Proceeds of a
            substantially concurrent issue and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided that the amount of any such Net Cash Proceeds shall be excluded from clause
            (B) of paragraph (a) above;

                  (v) payments to allow Parent Guarantor to pay its operating and administrative expenses, including, without limitation, directors fees, legal and audit expenses, SEC compliance expenses and its corporate franchise and its consolidated combined or unitary federal, state, local and other taxes relating to the business of the Company and the Restricted Subsidiaries;

                  (vi) payments made by the Company to permit the purchase or redemption of its Capital Stock (including related stock appreciation rights or similar securities) held by present or former officers, employees or consultants of the Company or any of its Subsidiaries or by any employee pension benefit plan or management equity or stock option plan or agreement upon such Person's death, disability, retirement or termination of employment or under the terms of any such employee pension benefit plan or any other agreement under which such Capital Stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions that may be made under this clause (vi) shall not exceed $3.0 million per year (the "BASE AMOUNT"); provided that, to the extent that not all of the Base Amount is utilized in any year, the unused portion of such Base Amount may be carried forward to and be deemed part of the Base Amount only for the immediately subsequent year and not any succeeding year;

                  (vii) Intentionally Omitted;

                  (viii) the declaration and payment of dividends or
            distributions to holders of any class or series of Disqualified Capital Stock issued or incurred in compliance with Section 9.5;

                  (ix) repurchases of Capital Stock deemed to occur upon
            exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; and

                  (x) the exchange of an Investment constituting a Restricted
            Payment which was included in clause (B) of paragraph (a) above for another Investment which would constitute a Restricted Payment of approximately equal or greater Fair Market Value.

      In computing the amount of Restricted Payments previously made for purposes of clause (B) of paragraph (a) above, Restricted Payments made under clauses (i), (iv), (v), (vi), (viii), and, without duplication to the extent deducted in arriving at Consolidated Net Income, clauses (ii), (iii), (vii),
(ix) and (x) of this paragraph (b) shall not be so included.

      9.9. DISPOSITION OF PROCEEDS OF ASSET SALES.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale of Collateral unless (i) such Asset Sale of Collateral is for Fair Market Value, (ii) in the case of an Asset Sale involving Collateral valued at $2.0 million or more such Fair Market Value is evidenced by a certificate of an Independent Appraiser or an Independent Financial Advisor (as applicable), (iii) 100% of the proceeds of such Asset Sale of Collateral consist of cash and/or Cash Equivalents, (iv) such Asset Sale of Collateral shall be in compliance with the applicable provisions of Sections 12, and (v) the Company shall pay all of the Net Cash Proceeds of such Asset Sale of Collateral immediately after receipt thereof as to the Collateral Agent and applied in accordance with subsection (c) below.

            (b) The Company will not, and will not permit any of the Restricted Subsidiaries to consummate an Asset Sale of property or assets not constituting Collateral unless such Asset Sale is for Fair Market Value and the Net Cash Proceeds of such Asset Sale ("NON-COLLATERAL PROCEEDS") shall be applied to satisfy all mandatory repayment obligations arising by reason of such Asset Sale under the terms of any instrument (or related security agreement) governing any Indebtedness which is secured by the assets which are subject to such Asset Sale and, subject to the next sentence, the balance of such Non-Collateral Proceeds shall be immediately paid to the Collateral Agent and applied in accordance with subsection (c) below. Non-Collateral Proceeds received by the Company or a Restricted Subsidiary in connection with any Asset Sale shall be required to be paid to the Collateral Agent to the extent that such Non-Collateral Proceeds are not applied, within 365 days of receipt thereof, to repay Indebtedness under the New Credit Facility, to make Capital Expenditures, or to acquire tangible assets.

            (c) Whenever Net Cash Proceeds from an Asset Sale of Collateral are received by the Company or any Restricted Subsidiary, the Company shall deposit, or cause to be deposited, an amount equal to such Net Cash Proceeds with the Collateral Agent and such Net Cash Proceeds shall be set aside by the Collateral Agent pending application to the prepayment of the Notes in accordance with Section 8.1. At the direction of the Company, the Collateral Agent shall invest such Net Cash Proceeds in Cash Equivalents. The interest and dividends accrued and earned or paid on such investment of Net Cash Proceeds from an Asset Sale of Collateral and such Net Cash Proceeds shall be proceeds subject to the lien of the Collateral Agent and the Security Documents and used to prepay the Notes in accordance with
      Section 8.1.

      9.10. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit, cause or suffer any of the Restricted Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "AFFILIATE TRANSACTION"), unless (a) such transaction or series of related transactions is on terms reasonably believed to be no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time with an unrelated Person, and (b) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value equal to or greater than $10.0 million, the Company shall have delivered (i) an Officers' Certificate to each holder of any Note certifying that such transaction or series of related transactions complies with the preceding clause (a) and (ii) a written opinion from an Independent Financial Advisor qualified to pass upon the required matters stating that the terms of such transaction or series of transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

      Notwithstanding the foregoing, this Section 9.10 will not restrict the Company or the Restricted Subsidiaries from: (a) making Restricted Payments permitted under Section 9.8; (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (c) transactions among the Company and Restricted Subsidiaries and transactions among Restricted Subsidiaries of the Company otherwise permitted by this Agreement; (d) the making of loans and advances and the payment of fees and indemnities to directors, officers and employees of the Company and the Restricted Subsidiaries in the ordinary course of business; (e) transactions pursuant to agreements in existence on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect); (f) any employment agreements entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business; (g) any sale of Capital Stock (other than Disqualified Capital Stock) of the Company; (h) so long as no Default has occurred and is continuing, the payment of management fees to the Permitted Holders or their Affiliates not to exceed $2.0 million in the aggregate in any calendar year; (i) transactions pursuant to the New Credit Facility; (j) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement; and (k) fees and expenses incurred in connection with the consummation of the Transactions.

      9.11. CHANGE OF CONTROL.

      Upon the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Company shall notify the holders of the Notes, in the manner prescribed below, of such occurrence and shall make an offer to purchase (the "CHANGE OF CONTROL OFFER") on a Business Day (the "CHANGE OF CONTROL PAYMENT DATE") that is not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date.

      Notice of a Change of Control Offer shall be mailed by the Company to the holders of the Notes not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that a Change of Control Offer is being made pursuant to this
      Section 9.11 and that all Notes validly tendered and not properly withdrawn will be accepted for payment;

            (b) the purchase price (including the amount of accrued interest, if any) for each Note and the Change of Control Payment Date;

            (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Company defaults on making the payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (e) that holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer (the "ELECTING HOLDERS") will be required to surrender their Notes to the Company at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company;

            (f) that Electing Holders will be entitled to withdraw their election if the Company receives, not later than 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of such holder of a Note, the principal amount of Notes delivered for purchase, the Notes certificate number (if any) and a statement that such holder is withdrawing his election to have such Notes purchased;

            (g) that holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (h) the instructions that Electing Holders must follow in order to tender their Notes; and

            (i) the summary of the circumstances and relevant facts regarding such Change of Control.

      On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with each Electing Holder money sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to each of the Electing Holders so accepted together with an Officers' Certificate setting forth such Electing Holder's Notes or portions thereof tendered to and accepted for payment by the Company. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

      Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer following a Change of Control if; with the prior consent of the Company, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer. Alternatively, the Company may assign to any Person (the "ASSIGNEE") their rights pursuant to the foregoing paragraph as they may relate to all or any portion of the Notes tendered in a Change of Control Offer. To the extent of any such assignment, the Company's obligations under this Section 9.11 to purchase Notes shall be discharged if the Assignee shall (i) purchase such Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer as to which the assignment is made and (ii) deposit with each Electing Holder money sufficient to pay the purchase price of all Notes or portions thereof so tendered in connection with the assignment, whereupon the Assignee shall be entitled to have delivered to it or to its nominee the Notes so purchased. Upon completion of any Change of Control Offer in connection with which an assignment is made, the Company shall deliver to each Electing Holder an Officers' Certificate setting forth such Electing Holder's Notes or portions thereof tendered and accepted for payment pursuant to the Change of Control Offer. No assignment made pursuant to this paragraph shall relieve the Company of their obligations under the foregoing paragraph in the event that the Assignee shall fail to deposit with each Electing Holder money sufficient to pay the purchase price in respect of Notes or portions thereof as to which an assignment has been made pursuant to this paragraph. Nothing herein shall imply or create any liability by the Assignee to any Holder should the Assignee fail to make such deposit and purchase the assigned Notes nor shall any Assignee have any liability in respect of the Change of Control Offer.

      A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control to the extent a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at the option of the Company. Notes purchased by a third party upon assignment or otherwise will have the status of Notes issued and outstanding and shall continue to accrue interest.

      If the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed and shall not be deemed to have breached their obligations under this Section 9.11 or any other provision of this Agreement by virtue thereof.

      9.12. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

      The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (C) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary, or (d) sell, lease or transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) this Agreement, the New Credit Facility and the Security Documents, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date (including the New Senior Secured Notes),
(iii) with respect to a Restricted Subsidiary of the Company that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of such Company (but not created in contemplation of such Person becoming a Restricted Subsidiary), (iv) applicable law or any applicable rule, regulation or order, (v) customary restrictions arising from Liens permitted under Section 9.7 to the extent related to the assets subject to such Liens, (vi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (vii) customary provisions contained in leases and other agreements entered into in the ordinary course of business, (viii) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clauses (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions under this clause (viii) are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, so acquired: provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (x) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (ix) above on the property so acquired, (xi) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (xii) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (xiii) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of
Section 9.5 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (xiv) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (xv) Indebtedness incurred pursuant to clauses
(xii) and (xiii) of Section 9.5 (b).

      9.13. IMPAIRMENT OF SECURITY INTEREST.

      The Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take any action which action or omission might or would have the result of impairing the security interest in favor of the Collateral Agent with respect to any Property then constituting Collateral, and the Company shall not grant to any Person any interest whatsoever in such Collateral other than Liens permitted by this Agreement and the Security Documents.

      9.14. WAIVER OF STAY, EXTENSION OR USURY LAWS.

      The Company covenants (to the extent permitted by law) that neither it nor its Subsidiaries will at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

      9.15. ADDITIONAL SUBSIDIARY GUARANTORS.

            (a) If the Company or any of its Restricted Subsidiaries shall acquire or create another domestic Subsidiary after the date of this Agreement, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor hereunder by executing a joinder agreement substantially in the form of Exhibit 9.15(a) hereto (each a "JOINDER AGREEMENT") and delivering an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent and the Required Holders.

            (b) If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees any Indebtedness incurred under the New Credit Facility then that Restricted Subsidiary must become a Subsidiary Guarantor and execute a joinder agreement and an Opinion of Counsel to the Collateral Agent and the Required Holders, each in form and substance satisfactory to the Collateral Agent and the Required Holders. Notwithstanding the foregoing, any Guaranty of a Restricted Subsidiary that was incurred pursuant to this Section 9.15(b) shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guaranty which resulted in the creation of such Restricted Subsidiary's Guaranty, except a discharge or release by, or as a result of payment under, such guaranty.

10. SUCCESSORS.

      10.1. WHEN COMPANY MAY MERGE, ETC.

      The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:

            (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by any such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company and/or any Restricted Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being a "SURVIVING ENTITY") shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a joinder agreement executed and delivered to the Collateral Agent in form reasonably satisfactory to the Collateral Agent, all the obligations of the Company under the Note Documents, and in each case, each of the Note Documents shall remain in full force and effect;

            (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

            (c) each Subsidiary Guarantor (other than a Guarantor whose Guaranty is to be released in accordance with the terms of this Agreement), unless it is the other party to the transaction, shall, to the extent permitted by applicable law, have by joinder agreement confirmed that after consummation of such transaction its Guaranty shall apply, as such Guaranty applied on the date it was granted, to the obligations of the Company under the Notes, to the obligations of the Company or such Person, as the case may be, under this Agreement and the other Note Documents; and

            (d) the Company or the Surviving Entity shall have delivered to the Collateral Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and, if a joinder agreement is required in connection with such transaction or series of transactions, such joinder agreement comply with this Section 10.1, and that all conditions precedent in this Agreement relating to the transaction or series of transactions have been satisfied.

      10.2. SUCCESSOR ENTITY SUBSTITUTED.

      Upon any consolidation, or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 10.1 in which the Company is not the continuing Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Note Documents with the same effect as if such surviving entity had been named as such, provided, however, that in the case of any transfer of all or substantially all of the assets of the Company, the predecessor Company shall not be relieved from the obligation to pay principal of and interest on the Notes except where all of the Company's assets are sold in a transaction that meets the requirements of Section 10.1 hereof.

11. GUARANTY.

      11.1. UNCONDITIONAL GUARANTY.

      Each Guarantor hereby unconditionally, jointly and severally, guarantees, to each holder of a Note authenticated and delivered by the Company and to such holder and its successors and assigns, (i) the prompt payment and performance of the Obligations when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and (ii) in case of any extension of time of payment or renewal of any Notes or of any other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.4. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the Obligations contained in the Notes, this Agreement and in this Guaranty. If any holder of a Note or the Collateral Agent is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Collateral Agent or such holder of a Note, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the holders of the Notes and the Collateral Agent, on the other hand, to the extent permitted by applicable law,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 14 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Section 14, such Obligations

(whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guaranty.

      11.2. SEVERABILITY.

      In case any provision of this Guaranty shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      11.3. RELEASE OF A GUARANTOR.

      If no Default or Event of Default exists or would exist under this Agreement, concurrently with any sale or disposition of any Subsidiary Guarantor by merger, sale of all or substantially all of its assets, liquidation or otherwise which is in compliance with the terms of this Agreement (other than a transaction subject to the provisions described under Section 10.2), such Subsidiary Guarantor and each Subsidiary of such Guarantor that is also a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Guaranty and any Collateral relating thereto, and Liens of this Agreement and the Security Documents thereon, shall concurrently be automatically and unconditionally released. A sale of assets or Capital Stock of a Subsidiary Guarantor may constitute an Asset Sale subject to Section 9.9.

      The Collateral Agent shall execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this
Section 11.

      11.4. LIMITATION OF GUARANTOR'S LIABILITY.

      Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to Section 11.6, result in the obligations of such Guarantor under the Guaranty not constituting such fraudulent transfer or conveyance.

      11.5. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

            (a) Nothing contained in the Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another

      Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by such Guarantor shall no longer have any force or effect.

            (b) Except in the case in which a Subsidiary Guarantor's Guaranty is subject to release as provided under Section 11.3, each Guarantor will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia or, in the case of any Subsidiary Guarantor organized under the laws of Canada or a political subdivision thereof, the laws of Canada or a political subdivision thereof; (ii) such entity assumes by joinder agreement all of the obligations of the Guarantor on the Guaranty; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with clauses (b) and (d) of
      Section 10.1.

      11.6. CONTRIBUTION.

            (a) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under the Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guaranty.

      11.7. WAIVER OF SUBROGATION.

      Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guaranty and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any holder of a Note against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders of the Notes, and shall forthwith be paid to the Collateral Agent for the benefit of such holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 11.7 is knowingly made in contemplation of such benefits.

      11.8. EXECUTION OF GUARANTY.

      Each Guarantor hereby agrees that its Guaranty set forth in this Section 11 shall remain in full force and effect notwithstanding the fact that no Guaranty is endorsed on the Notes.

      11.9. WAIVER OF STAY, EXTENSION OR USURY LAWS.

      Each Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guaranty as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Agreement; and (to the extent permitted by law) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

      11.10. PARENT GUARANTOR.

      Notwithstanding anything in this Section 11 or elsewhere in this Agreement or in the Notes to the contrary, the liability of the Parent Guarantor under the Guaranty hereunder and the obligations with respect thereto is limited to the Capital Stock of the Company owned by the Parent Guarantor and no recourse shall be had to any other assets or property of the Parent Guarantor.

12. COLLATERAL SECURITY.

      The Company covenants that so long as any of the Notes are outstanding the Notes shall be secured by a perfected first priority security interest (subject only to Permitted Collateral Liens entitled to priority under applicable law) in certain assets, whether now owned or hereafter acquired, of the Company and its Subsidiaries pursuant to the terms of the Security Documents including (a) the real estate and fixtures related to the Canton Cast Roll Facility and any related properties, rights and assets the subject of the Mortgage and the Security Agreement (the "MORTGAGED PROPERTY"), and (b) fifty percent (50%) of any proceeds greater than Five Million U.S. Dollars ($5,000,000) but less than Twenty-Five Million Dollars ($25,000,000) received by the Sellers or the Company after December 5, 2003 for business interruption insurance coverage relating to the loss events experienced by the Sellers at the Company's Lorain plant in January, June and August of 2003; provided that such security interests in business interruption insurance proceeds shall in no event exceed Ten Million U.S. Dollars ($10,000,000) in the aggregate (the "INSURANCE PROCEEDS").

13. EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

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

            (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of thirty (30) days after the same becomes due and payable; or

            (c) the Company defaults in performance of or compliance with its obligations under Section 10 continued for 30 days after notice, or the failure by the Company to comply for 30 days after notice with any of its obligations under Section 9.11; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 13) and such default is not remedied within 60 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Collateral Agent or the Company and the Collateral Agent receiving notice of such default from the holders of at least 25% in aggregate principal amount of the outstanding Notes (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 13); or

            (e) the Company defaults in the performance of or compliance with any term contained in any Security Document, which default or non-compliance shall continue unremedied for 45 days after written notice to the Company by the Collateral Agent or to the Company and the Collateral Agent by the holders of at least 25% in aggregate principal amount of the outstanding Notes unless the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed within such 45 day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Company, in which case no "Event of Default" shall be deemed to exist as long as the Company shall have commenced cure within such 45-day period and shall diligently prosecute the same to completion, but in no event longer than 90 days thereafter; or

            (f) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) the Company or any Subsidiary either (i) default or defaults in the payment of any principal or interest under one or more agreements, instruments, mortgages, bonds, debentures, guaranties or other evidences of Indebtedness (a "DEBT INSTRUMENT") under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, within five days after the date such payment was due and after the expiration of any applicable grace period, or (ii) any other default or defaults under one or more Debt Instruments under which the Company or one or more Restricted Subsidiaries or the Company and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, and in the case of this clause (ii) either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of such Indebtedness prior to its express maturity; or

            (h) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

            (j) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (k) except as contemplated by their terms, any of the Security Documents or the Guaranty ceases to be in full force and effect or any of the Security Documents or the Guaranty ceases to give the Collateral Agent in any material respect the Liens, rights, powers and privileges purported to be created thereby;

14. REMEDIES ON DEFAULT, ETC.

      14.1. ACCELERATION.

            (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 13 (other than an Event of Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
      Section 13 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 14.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

      14.2. OTHER REMEDIES.

      In case anyone or more of the Events of Default shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared due and payable under Section 14.1, (a) the holder of any Note, if owed any amount with respect to such Note or other Obligations, may, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such holder of such Note, and (b) the Collateral Agent may in its sole discretion, and shall if requested by the Required Holders, on behalf of the Required Holders, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note Purchase Agreement and the other Note Documents or any instrument pursuant to which the Obligations to the holders of the Notes are evidenced, including the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such. No remedy herein conferred upon any holder of a Note or the Collateral Agent is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      All rights of action and claims under this Agreement and the other Note Documents may be enforced by the Collateral Agent even if the Collateral Agent does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Collateral Agent or any holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

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

      Each holder, by accepting a Note, acknowledges that the exercise of remedies by the Collateral Agent with respect to the Collateral is subject to the terms and conditions of this Agreement and the Security Documents and the proceeds received upon realization of this Agreement and the Collateral shall be applied by the Collateral Agent in accordance with the Security Documents.

      14.3. RESCISSION.

      At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 14.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 20, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 14.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      14.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

      No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 18, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 14, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

15. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      15.1. REGISTRATION OF NOTES.

      The Company shall keep at its principal executive office a register (the "REGISTER") for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the Register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      15.2. TRANSFER AND EXCHANGE OF NOTES.

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

      Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.1.

      15.3. REPLACEMENT OF NOTES.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

16. PAYMENTS ON NOTES.

      16.1. PAYMENT.

      Payments of principal, and interest becoming due and payable on the Notes shall be made in lawful money of the United States of America in accordance with
Section 16.2.

      16.2. PLACE OF PAYMENT.

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

      So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, and interest by wire transfer to the account designated by you below your name on Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
16.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 16.2.

17. THE COLLATERAL AGENT.

      17.1. AUTHORIZATION.

      (a) The Collateral Agent is authorized to take such action on behalf of each of the holders of Notes and to exercise all such powers as are hereunder and under any of the other Note Documents and any related documents delegated to the Collateral Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Collateral Agent.

      (b) The relationship between the Collateral Agent and each of the holders of Notes is that of an independent contractor. The use of the term "Collateral Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Collateral Agent and each of the holders of Notes. Nothing contained in this Agreement nor the other Note Documents shall be construed to create an agency, trust or other fiduciary relationship between the Collateral Agent and any of the holders of Notes.

      (c) As an independent contractor empowered by the holders of Notes to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Note Documents, the Collateral Agent is nevertheless a "representative" of the holders of Notes, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the holders of Notes and the Collateral Agent with respect to all collateral security and guaranties contemplated by the Note Documents. Such actions include the designation of the Collateral Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the holders of Notes and the Collateral Agent.

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

      17.2. EMPLOYEES AND AGENTS. The Collateral Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Note Documents. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

      17.3. NO LIABILITY. Neither the Collateral Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Note Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      17.4. NO REPRESENTATIONS. The Collateral Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Note Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Note Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Company or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Company or any of its Subsidiaries. The Collateral Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Collateral Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the holders of Notes, with respect to the creditworthiness or financial conditions of the Company or any of its Subsidiaries. Each holder of a Note acknowledges that it has, independently and without reliance upon the Collateral Agent or any other holder of a Note, and based upon such information and documents as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

      17.5. HOLDERS OF NOTES. The Collateral Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      17.6. INDEMNITY. The holders of Notes ratably agree hereby to indemnify and hold harmless the Collateral Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Collateral Agent has not been reimbursed by the Company as required by Section 18.1 hereunder), and liabilities of every nature and character arising out of or related to this

Agreement, the Notes, or any of the other Note Documents or the transactions contemplated or evidenced hereby or thereby, or the Collateral Agent's actions taken hereunder or thereunder without limiting the Company's and Guarantors' indemnity obligations, except to the extent that any of the same shall be directly caused by the Collateral Agent's willful misconduct or gross negligence.

      17.7. COLLATERAL AGENT AS HOLDER. In its individual capacity, Fleet Capital Corporation shall have the same obligations and the same rights, powers and privileges in respect to its Note as the holder of any of Notes, as it would have were it not also the Collateral Agent.

      17.8. RESIGNATION. The Collateral Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the holders of the Notes and the Company. Upon any such resignation, the Required Holders shall have the right to appoint a successor Collateral Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Collateral Agent shall be reasonably acceptable to the Company. If no successor Collateral Agent shall have been so appointed by the Required Holders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Holders of Notes, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation, the provisions of this Agreement and the other Note Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

      17.9. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each holder of a Note hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Collateral Agent thereof. The Collateral Agent hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the holders of Notes the thereof. The Collateral Agent hereby agrees that upon receipt of any notice under this Section 17.9 it shall promptly notify the other holders of Notes of the existence of such Default or Event of Default, and upon the receipt of notice of the existence of a Default or Event of Default from the Required Holders shall notify the Company of the existence of such Default or Event of Default.

      17.10. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Collateral Agent shall, if (a) so requested by the Required Holders and (b) the holders of Notes have provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Holders may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition, the holders of Notes hereby agreeing to indemnify and hold the Collateral Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

18. EXPENSES, ETC.

      18.1. TRANSACTION EXPENSES.

      Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of the Collateral Agent's Special Counsel and, if reasonably required, local or other counsel) incurred by you and each other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Note Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including reasonable attorney's and financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

      18.2. SURVIVAL.

      The obligations of the Company under this Section 18 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Note Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

20. AMENDMENT AND WAIVER.

      20.1. REQUIREMENTS.

      This Agreement and the other Note Documents may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 24 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 14 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 13(a), 13(b), 14, 20 or 23, or (iv) release a substantial portion of the Collateral (other than in respect of Asset Sales permitted by Section 9.9).

      20.2. SOLICITATION OF HOLDERS OF NOTES.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 20 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of a Note as consideration for or as an inducement to the entering into by any holder of a Note or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of a Note then outstanding even if such holder did not consent to such waiver or amendment.

      20.3. BINDING EFFECT, ETC.

      Any amendment or waiver consented to as provided in this Section 20 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      20.4. NOTES HELD BY COMPANY, ETC.

      Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

21. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 21 will be deemed given only when actually received.

22. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 22 shall not prohibit the Company or any other holder of a Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

23. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 23, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 23, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
23), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 23), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and' is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 23 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 23. Notwithstanding anything herein to the contrary, the Collateral Agent and each holder of a Note may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Collateral Agent or such holder of a Note relating to such tax treatment and tax structure.

24. SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute anyone of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 24), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
24), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

25. MISCELLANEOUS.

      25.1. SUCCESSORS AND ASSIGNS.

      All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      25.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

      Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      25.3. SEVERABILITY.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      25.4. CONSTRUCTION.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with anyone covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      25.5. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      25.6. GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you, the Company, the Guarantors, and the Collateral Agent.

Signature pages to Note Purchase Agreement

                                       Very truly yours,

                                       REPUBLIC ENGINEERED PRODUCTS, INC.,
                                       the Company

                                       By  /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                       Name: Joseph F. Lapinsky
                                       Title: Chief Executive Officer

                                       PAV REPUBLIC, INC., as Parent
                                       Guarantor

                                       By  /s/ P.F. Schweinfurth
                                           -------------------------------------
                                       Name: Peter F. Schweinfurth
                                       Title: President

                                       PAV MACHINE, LLC, as Subsidiary
                                       Guarantor

                                       By  /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                       Name: Joseph F. Lapinsky
                                       Title: Chief Executive Officer

                                       PAV RAILROAD, INC., as Subsidiary
                                       Guarantor

                                       By  /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                       Name: Joseph F. Lapinsky
                                       Title: Chief Executive Officer

Signature pages to Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.

THE PURCHASERS:

FLEET CAPITAL CORPORATION,
individually and as Collateral Agent

By:  /s/ T.J. Broderick
   ------------------------------------
     Name: Timothy J. Broderick
     Title: Senior Vice President

Signature pages to Note Purchase Agreement

BANK OF AMERICA, N.A.

By:  /s/ Donald A. Mastro
   --------------------------------------------------
     Name: Donald A. Mastro
     Title: Vice President

Signature pages to Note Purchase Agreement

JP MORGAN CHASE BANK

By: /s/ Kimberly L. Turner
   --------------------------------------------------
    Name: Kimberly L. Turner
    Title: Vice President

Signature pages to Note Purchase Agreement

WELLS FARGO FOOTHILL, INC.

By:   /s/ Lan Wong
   --------------------------------------------------
      Name: Lan Wong
      Title: Vice-President

Signature pages to Note Purchase Agreement

GE CAPITAL CFE, INC.

By:    /s/ W. Jerome McDermott
   --------------------------------------------------
       Name: W. Jerome McDermott
       Title: Duly Authorized Signature

Signature pages to Note Purchase Agreement

CONGRESS FINANCIAL CORPORATION (CENTRAL)

By:    /s/ Anthony Vizgirda
   --------------------------------------------------
       Name: Anthony Vizgirda
       Title: First Vice President

Signature pages to Note Purchase Agreement

THE CIT GROUP/BUSINESS CREDIT, INC.

By:    /s/ George Louis McKinley
   --------------------------------------------------
       Name:  George Louis McKinley
       Title: Vice President

Signature pages to Note Purchase Agreement

LASALLE BUSINESS CREDIT, LLC

By:    /s/ Stephen A. Caffrey
   --------------------------------------------------
       Name: Stephen A. Caffrey
       Title: Vice President

Signature pages to Note Purchase Agreement

GUARANTY BUSINESS CREDIT
CORPORATION

By:    /s/ Michael D. Haddad
   --------------------------------------------------
       Name: Michael D. Haddad
       Title: President and CEO

Signature pages to Note Purchase Agreement

ORIX FINANCIAL SERVICES, INC.

By:    /s/ J. Paul Hicks
   --------------------------------------------------
       Name: J. Paul Hicks
       Title: First Vice President

Signature pages to Note Purchase Agreement

SUNROCK CAPITAL CORP.

By:    /s/ John Erwin
   --------------------------------------------------
       Name: John Erwin
       Title: E.V.P.

Signature pages to Note Purchase Agreement

UNION BANK OF CALIFORNIA, N.A.

By:    /s/ Cecilia M. Valente
   --------------------------------------------------
       Name: Cecilia M. Valente
       Title: Senior Vice President

Signature pages to Note Purchase Agreement

GMAC COMMERCIAL FINANCE LLC

By:    /s/ Daniel J. Manella
   --------------------------------------------------
       Name: Daniel J. Manella
       Title: S.V.P.

Signature pages to Note Purchase Agreement

CONTRATRIAN FUNDS, LLC

By: CONTRATRIAN CAPITAL MANAGEMENT, LLC,
ITS MANAGER

By:   /s/ Micahel J. Restifo
   --------------------------------------------------
      Name: Michael J. Restifo
      Title: CFO/Member

Signature pages to Note Purchase Agreement

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

              To be attached by Collateral Agent's Special Counsel.

                                                                      SCHEDULE B

                                  DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such terms:

            "ACQUISITION DOCUMENTS" means the Asset Purchase Agreement and all agreements, and documents required to be entered into and delivered pursuant thereto.

            "ADJUSTED NET ASSETS" means, at any date, the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guaranty, of such Guarantor at such date and (y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guaranty), excluding debt in respect of the Guaranty of such Guarantor, as they become absolute and matured.

            "ADMINISTRATIVE AGENT" has the meaning set forth in the Existing Credit Facility and the DIP Facility.

            "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company;

            "AFFILIATE TRANSACTION" is defined in Section 9.10.

            "ASSET ACQUISITION" means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of the Restricted Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any of the Restricted Subsidiaries or (b) any acquisition by the Company or any of the Restricted Subsidiaries of the assets of any Person which constitute substantially all of an operating `unit or business of such Person.

                                  Schedule B-1

            "ASSET PURCHASE AGREEMENT" is that certain Amended and Restated Asset Purchase Agreement, dated as of December 19, 2003, by and among the Company and the Sellers.

            "ASSET SALE" means (i) any direct or indirect sale, conveyance, transfer, lease or other disposition of property or assets (including by way of a sale and leaseback or securitization) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the direct or indirect issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, other than: (a) a disposition of Cash Equivalents, Investment Grade Securities, or obsolete, worn out or surplus equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Section 10; (c) any Restricted Payment that is permitted to be made, and is made, under Section 9.8; (d) any disposition or series of related dispositions of property or assets not constituting Collateral with an aggregate Fair Market Value of less than $1.0 million; (e) any disposition of property or assets (including an issuance of Capital Stock) by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (f) any financing transaction with respect to the Canton Cast Roll Facility and any other property not constituting Collateral built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale-leasebacks and asset securitizations made in compliance with Section 9.6; (g) any disposition of inventory and work-in-process in the ordinary course of business; (h) issuances of Capital Stock (other than Disqualified Stock) as directors' qualifying shares or as investments by foreign nationals mandated by applicable law; and (i) the incurrence of any Permitted Lien. For the avoidance of doubt, the definition of Asset Sale does not include any sale and leaseback of Collateral or any securitization of Collateral, both of which are prohibited by Section 9.6 of this Agreement.

            "ACQUIRED INDEBTEDNESS" means (i) Indebtedness of any Person existing at the time such Person is or became a Restricted Subsidiary or is assumed in an Asset Acquisition by the Company excluding Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any Restricted Subsidiary.

            "ATTRIBUTABLE VALUE" means as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at

                                  Schedule B-2
any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

            "BANKRUPTCY COURT" is defined in Section 4.12.

            "BASE AMOUNT" has the meaning provided in Section 9.8(b)(vi).

            "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors or comparable governing body (which may be the Board of Directors of a managing general partner of a partnership or managing member of a limited liability company or the Board of Directors of its managing general partner or managing member, as the case may be) of such Person or any committee thereof authorized to act for it hereunder. Unless the context requires otherwise, "Board of Directors" refers to the Board of Directors of the Company.

            "BLUE STEEL" means Blue Steel Capital Corp., a Delaware corporation.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, Chicago, Illinois, or Boston, Massachusetts are required or authorized to be closed.

            "CAPITAL EXPENDITURES" means, with respect to the Company, for any period, on a consolidated basis for the Company and the Restricted Subsidiaries, the aggregate of all expenditures during such period which, as determined in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock (including, without limitation, partnership or membership interests in a partnership or a limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and loss of, or distributions of assets of, the issuing Person) whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

            "CAPITALIZED LEASE OBLIGATION" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "CASH EQUIVALENTS" means, at any time,

            1. with respect to Asset Sales of Collateral: (i) wire transfers of U.S. dollars in immediately available funds, (ii) certified checks, (iii) any evidence of Indebtedness with a maturity of 30 days or less issued or directly and fully guaranteed or issued by the United States of America or any agency or instrumentality thereof (provided the full faith and credit of the United States of America is pledged in support thereof), and (iv) repurchase agreements and

                                  Schedule B-3
reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 30 days from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; or

            2. with respect to any other application: (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250.0 million; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-I by Standard & Poor's Corporation ("S&P") or at least P-I by Moody's Investors Service, Inc. ("Moody's"); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (v) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(iv) above; and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

            "CANTON CAST ROLL FACILITY" means the cast roll facility and related assets of the Company located in Canton, Ohio at the premises described in Exhibit A to the Mortgage, including, without limitation, all equipment, fixtures, goods and other fixture and personal property located from time to time at such premises and related property.

            "CHANGE OF CONTROL" means at any time the occurrence of one or more of the following events:

            (a)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a person other than the Permitted Holders; or

            (b) following an IPO (as defined below), (i) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange
      Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange

                                  Schedule B-4

      Act, or any successor provision), of 35% or more of the total voting power of the Capital Stock of the Company and (ii) the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

            (c) (i) prior to the completion of an initial public offering of the Company's equity interests in accordance with a registration statement on Form S-l filed with the Securities and Exchange Commission (the "IPO"), the Permitted Holders shall collectively own, beneficially, directly or indirectly less than 35% of the total voting and economic interest of the capital stock or membership interests of the Company, and (ii) following an IPO, the Permitted Holders shall collectively own, beneficially, directly or indirectly less than 20% of the total voting and economic interest of the capital stock or membership interests of the Company; or

            (d) (i) prior to an IPO, the Permitted Holders shall not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of the Company, or (ii) following an IPO, during any period of twenty four (24) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the board of directors or similar governing body of the Company.

            "CHANGE OF CONTROL DATE" has the meaning provided in Section 9.11.

            "CHANGE OF CONTROL OFFER" has the meaning provided in Section 9.11.

            "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in Section 9.11.

            "CLOSING" is defined in Section 3.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COLLATERAL" means all of the property, rights and interests of the Company and its Subsidiaries that are or intended to be subject to the Liens created by the Security Documents.

            "COLLATERAL AGENT" means Fleet Capital Corporation.

            "COLLATERAL AGENT'S SPECIAL COUNSEL" means Bingham McCutchen LLP.

            "COMPANY" means Republic Engineered Products, Inc., a Delaware corporation.

            "CONFIDENTIAL INFORMATION" is defined in Section 23.

            "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, with respect to the Company for any period, (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income, (ii) Consolidated Non-cash

                                  Schedule B-5

Charges, (iii) Consolidated Interest Expense, (iv) Consolidated Income Tax Expense, (v) any fees, expenses or non-recurring charges related to any issuance of Capital Stock, Permitted Investments, acquisitions, the acquisition or recapitalization of Indebtedness (in each case, whether or not successful) and fees, expenses or charges related to the Transactions to the extent reducing Consolidated Net Income for such period, less (b) any non-cash items to the extent increasing Consolidated Net Income for such period.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "CALCULATION DATE") for which financial statements are available (the "FOUR QUARTER PERIOD") to (ii) Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness by the Company or any of the Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Calculation Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first date of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of such Person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period, (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period, and (d) an adjustment to eliminate any net after-tax extraordinary gains or losses. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date, (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the Reference Period and (c) notwithstanding clauses (a) and (b) of this sentence, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations for the twelve month period following the Calculation Date, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements to the extent then applicable. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such

                                  Schedule B-6
guaranteed Indebtedness. Notwithstanding the foregoing, for the purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. In addition, for purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition or Investment, pro forma calculations (including, without limitation, with respect to cost savings and synergies) shall be determined in accordance with Regulation S-X under the Securities Act and the interpretations thereof by the SEC; provided that such computation shall be adjusted from time to time following the Asset Acquisition to eliminate cost savings and synergies that have either been realized (and therefore are reflected in actual results) or cannot reasonably be expected to be realized (whether based upon information and results obtained following the applicable Asset Acquisition or Investment or otherwise) by the Company and the Restricted Subsidiaries.

            "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the sum of, without duplication, the amounts for such period of (a) the Consolidated Interest Expense of the Company and (b) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Stock of the Company and the Restricted Subsidiaries and Preferred Stock of Restricted Subsidiaries on a consolidated basis.

            "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated, combined or unitary basis in accordance with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense (whether cash or non-cash) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations relating to interest (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and (ii) the interest component of Capitalized Lease Obligations or any other obligations representative of interest expense associated with any Sale-Leaseback Transaction paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income.

            "CONSOLIDATED NET INCOME" means, with respect to the Company, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all net after-tax extraordinary gains or losses, (b) the portion of net income (but not losses) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the

                                  Schedule B-7

Restricted Subsidiaries, (c) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries, (f) the cumulative non-cash effect of any change in any accounting principle, (g) the non-cash effect of compensation expense related to the contribution of shares held by any qualified employee stock ownership trust formed for employees of the Company and the Restricted Subsidiaries, and (h) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholder(s).

            "CONSOLIDATED NON-CASH CHARGES" means, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries (including any non-cash charges related to any employee stock ownership plan and workforce reduction charges) reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

            "CONSOLIDATED TANGIBLE ASSETS" means, as of any date of determination, the total assets, less goodwill and other intangibles shown on the balance sheet of the Company and the Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

            "CONTINUING DIRECTORS" means with respect to any period of twenty four (24) consecutive calendar months, any member of the Board of Directors of the Company who (a) was a member of the Board of Directors on the first day of such period or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

            "DEBT INSTRUMENT" is defined in Section 13 (h).

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DEFAULT RATE" means that rate of interest that is the greater of
(i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 4% over the rate of interest reported in The Wall Street Journal from time to time as the "Prime Rate."

                                  Schedule B-8

            "DIP FACILITY" means the Debtor-in-Possession Revolving Credit Agreement, dated as of October 9, 2003, among Sellers, Fleet Capital Corporation, Bank of America, N.A., GE Capital CFE, Inc., JP Morgan Chase Bank, Wells Fargo Foothill, Inc., the other lending institutions named therein, and Fleet Capital Corporation as Administrative Agent.

            "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, but only to the extent such Capital Stock so matures or is exchangeable or redeemable.

            "ELECTING HOLDERS" is defined in Section 9.11(e).

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

            "EVENT OF DEFAULT" is defined in Section 13.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXISTING LENDING FACILITY" means the Revolving Credit Agreement, dated as of August 16, 2002 among Sellers, Fleet Capital Corporation, Bank of America, N.A., GE Capital CFE, Inc., JP Morgan Chase Bank, Wells Fargo Foothill, Inc., the other lending institutions named therein, and Fleet Capital Corporation as Administrative Agent.

            "FAIR MARKET VALUE" or "FAIR VALUE" MEANS, WITH RESPECT TO ANY ASSET OR property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution of the Company delivered to the Collateral Agent except (a) any determination of Fair Market Value or fair value made with respect to any parcel of real property and related fixtures constituting a part of, or proposed to be made a part of, the Collateral shall be made by an Independent Appraiser, (b) any determination of Fair Market Value with respect to any assets to be valued at $4.0 million or more that is contributed as or received in exchange for Capital Stock

                                  Schedule B-9
of the Company that is to be included in clause (B) of paragraph (a) of Section
9.8 shall be made by an Independent Financial Advisor; (c) any determination of Fair Market Value with respect to any Collateral to be valued at $2.0 million or more that is to be the subject of an Asset Sale shall be made by an Independent Appraiser or Independent Financial Advisor, as appropriate, and (d) as otherwise indicated in the Agreement or the Security Documents.

            "FUNDING GUARANTOR" has the meaning provided in Section 11.6.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "GOVERNMENTAL AUTHORITY" means

            (a) the government of

                  (i) the United States of America or any State or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GOVERNMENT ASSISTED INDEBTEDNESS (OHIO)" means Indebtedness from any state or local Governmental Authority of the State of Ohio in an aggregate principal amount at any time outstanding not exceeding $10 million incurred in connection with the acquisition of equipment and fixtures for, and the improvement and refurbishment of, the Four Stand facilities situated in the Primary Mill at the Lorain Plant located in Lorain, Ohio.

            "GUARANTY" means the guaranty of the Guarantors set forth in Section 11 and any additional guaranty of the Notes executed by any Person.

            "GUARANTY" or "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                                 Schedule B-10

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any guaranty, the indebtedness or other obligations that are the subject of such guaranty shall be assumed to be direct obligations of such obligor.

            "GUARANTOR" means the Parent Guarantor and the Subsidiary
Guarantors.

            "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 15.1.

            "INDEBTEDNESS" with respect to any Person means, at any time, without duplication

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                                 Schedule B-11

            (f) Swaps of such Person; and

            (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "INDEPENDENT APPRAISER" means a reputable, nationally recognized Person or firm who in the ordinary course of its business appraises property and, where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where such real property is situated who (a) does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries, and (b) in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INDEPENDENT FINANCIAL ADVISOR" means a reputable, nationally recognized investment banking, appraisal, consulting or public accounting firm
(a) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company or any of its Subsidiaries, and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 3% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "INSURANCE PROCEEDS" is defined in Section 12.

            "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "INVESTMENT" means, with respect to any Person, (i) any direct or indirect loan, advance (other than advances to customers and employees for moving, entertainment, travel expenses and commissions, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (other than trade credit) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or (ii) any purchase or acquisition by such Person of any

                                 Schedule B-12

Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investments" shall not include (x) accounts receivable and extensions of credit by any Person in the ordinary course of business and (y) Investments to the extent made with consideration which consists of Capital Stock (other than Disqualified Capital Stock) of the Company. In addition to the foregoing, any Currency Agreement shall constitute an Investment hereunder.

            "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests 95% of their assets in securities in the type described in clauses (i) and (ii) above.

            "ISSUE DATE" means December 19, 2003, the date of original issuance of the Notes.

            "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalizaed Lease Obligation, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the other Note Documents, or
(c) the validity or enforceability of this Agreement or the Notes.

            "MORTGAGE" means the mortgage dated as of the date of the Closing, and as amended and in effect from time to time, from the Company to the Collateral Agent, for the benefit of you and the other Purchasers, with respect to the Mortgaged Property.

            "MORTGAGED PROPERTY" is defined in Section 12.

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NEW CREDIT FACILITY" means the credit agreement dated as of the Issue Date, among the Company, the lenders (which may include any Affiliate of the Permitted Holders) and

                                 Schedule B-13
the agents parties thereto from time to time, including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith that are permitted under this Agreement, each as the same may at any time in whole or in part be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders, and up to the maximum amount permitted under Section 9.5(b)(iii).

            "NEW SENIOR SECURED NOTES" means the senior secured notes representing the Note Consideration (as defined under the Asset Purchase Agreement, to be governed by the New Senior Secured Note Indenture and issued at Closing by the Company.

            "NEW SENIOR SECURED NOTE INDENTURE" means the indenture, dated as of the Issue Date, governing the New Senior Secured Notes in such form reasonably acceptable to each of the Company and Republic.

            "NON-COLLATERAL PROCEEDS" is defined in Section 9.9(b).

            "NOTES" is defined in Section 1.

            "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, and the Security Documents.

            "N&T" means N&T Railway Company LLC, a Delaware limited liability company.

            "OBLIGATIONS" means the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Sections 362(a)) of (i) all obligations of the Company now or hereafter existing under or in respect of this Agreement and the other Note Documents (including, without limitation, the obligations of the Company to pay principal of and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with this Agreement and the other Note Documents, (ii) all obligations of the Guarantors now or hereafter existing under or in respect of this Agreement and the other Note Documents (including, without limitation, the obligations of each Guarantor to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with this Agreement and the other Note Documents and (iii) without duplication of the amounts described in clauses (i) and (ii), all obligations, indebtedness and liabilities of the Company and the Guarantors now existing or hereafter arising under or in respect of any Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in any Security Document.

                                 Schedule B-14

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Collateral Agent, which may include counsel to the Company.

            "PARENT GUARANTOR" means PAV Republic, Inc. in its capacity as Guarantor any successors.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERFECTION CERTIFICATE" means the Perfection Certificate as defined in the Security Agreement.

            "PERMITTED COLLATERAL LIENS" means (i) the Liens created by the Notes, the Guaranty, this Agreement and the Security Documents; (ii) after giving effect to the Sale Order, Liens on the Collateral existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, as such Liens are more specifically described in the Security Documents ("EXISTING LIENS"); (iii) Liens for taxes, assessments or other governmental charges or levies not yet delinquent; (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's, laborers' employees' or suppliers' or other like Liens on the Collateral arising in the ordinary course of business and securing obligations that are not due and payable; (v) junior Liens on the Canton Cast Roll Facility to secure the New Credit Facility, provided such Liens do not extend to any Insurance Proceeds and are subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Required Holders; and (vii) any other Liens on the Collateral expressly permitted by the applicable Security Documents.

            "PERMITTED HOLDERS" means Perry Capital, L.P. and Perry Partners International, Inc. and their respective Affiliates.

            "PERMITTED INVESTMENTS" means any of the following: (a) (i) Investments in any Restricted Subsidiary (including any Person that pursuant to such Investment becomes a Restricted Subsidiary) and (ii) Investments in any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Restricted Subsidiary at the time such Investment is made; (b) Investments in Cash Equivalents or Investment Grade Securities; (c) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (d) Investments in the Notes; (e) Investments in Currency Agreements, Interest Rate Protection Obligations and commodities hedging arrangements permitted by clause
(vi) or (vii) of Section 9.5(b); (f) loans or advances to officers or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $2.0 million in the aggregate at anyone time outstanding: (g) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of

                                 Schedule B-15
debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of the Restricted Subsidiaries that were created in accordance with the terms of the Agreement; (h) so long as no Default or Event of Default has occurred and is continuing at the time such Investment is made, Investments in an amount not to exceed the greater of (i) $20.0 million and (ii) 1.0% of Consolidated Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (i) any Investment constituting a Restricted Payment received pursuant to and in compliance with Section 9.8; (j) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (k) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business; (1) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 9.9 or any other disposition of assets not constituting an Asset Sale; and (m) any Investment existing on the Issue Date.

            "PERMITTED LIENS" means, with respect to any Person and as to any property other than the Collateral, (a) Liens to secure the New Credit Facility,
(b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $10.0 million in the aggregate, or which are being validly contested in good faith by appropriate proceedings or for property taxes on property that the Company or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, laborers', employees' or suppliers' or other like Liens on property of the Company or any of the Restricted Subsidiaries arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by negotiations or appropriate proceedings and in respect of which, if applicable, the Company or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; (d) pledges and deposits made in the ordinary course of business by the Company or any of the Restricted Subsidiaries in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations; (e) deposits by the Company or any of the Restricted Subsidiaries to secure the performance of tenders, bids, contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (f) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of Real Property and other similar encumbrances incurred by the Company or any of the Restricted Subsidiaries in the ordinary course of business which, individually and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries; (g) Liens consisting of interests of lessors under capital or operating leases; (h) Liens securing judgments, decrees or orders against the Company or any of

                                 Schedule B-16
the Restricted Subsidiaries, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (i) any leases or subleases to other Persons of properties or assets owned or leased by the Company or any of the Restricted Subsidiaries; (j) any Lien arising by operation of law pursuant to Section 107(1) of CERCLA, 42 U.S.C. Section 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a government authority) or which are being contested in good faith by appropriate proceedings, or on property that the Company or any of the Restricted Subsidiaries has determined to abandon if the sole recourse for such costs or damages is to such property; provided that the liability of the Company and the Restricted Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Company (in the light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $25.0 million; (k) Liens that are contractual rights of setoff
(1) relating to the establishment by the Company or any of its Subsidiaries of depository relations with banks not given in connection with the issuance of Indebtedness or (2) pertaining to pooled deposit and/or sweep accounts of the Company and/or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries; (1) Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;
(m) the sale of accounts receivable in connection with collection in the ordinary course of business; (n) construction Liens arising in the ordinary course of business, including Liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company Of the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; (o) Liens securing Currency Agreements, Interest Rate Protection Obligations and commodity hedging agreements; (p) any other Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off; (q) purchase money Liens to finance the acquisition of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided that (1) the related purchase money Indebtedness shall not be secured by or extend to any Collateral or any other property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired, (2) the amount of Indebtedness secured by any such Lien shall not exceed the purchase price of the property or assets acquired and (3) Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 180 days of such acquisition; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (s) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien or Liens permitted under this Agreement and which has been incurred in accordance with the provisions of the Agreement; provided that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced: (t) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (u) Liens

                                 Schedule B-17
securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (v) Liens securing Acquired Indebtedness permitted by Section 9.5; provided that (1) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and (2) such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such Restricted Subsidiary; (w) Liens on assets acquired or constructed after the Issue Date and not constituting Collateral securing Indebtedness not to exceed 70% of the lower of the cost of construction or acquisition of such assets or the fair market value of such assets, in each case determined at the time of incurrence of such Indebtedness; and (x) Liens for securing the New Senior Secured Notes.

            "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "PREFERRED STOCK" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "REAL PROPERTY" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

            "REFINANCING INDEBTEDNESS" means (a) Indebtedness of the Company or a Subsidiary Guarantor to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of the Company or any of the Restricted Subsidiaries and (b) Indebtedness of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent the proceeds thereof are used solely to refinance (whether by amendment, renewal, extension or refunding) all or any part of any Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor), in each such event; provided that (i) the principal amount of Indebtedness incurred pursuant to this definition (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such

                                 Schedule B-18

Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (less any discount from principal amount due upon payment pursuant to the terms of such Indebtedness) was not incurred in violation of this Indenture, (ii) in the case of Indebtedness incurred pursuant to this definition by the Company or any Subsidiary Guarantor, such Indebtedness (x) has no scheduled principal payment prior to the earlier of (A) the final maturity of the corresponding portion of the Indebtedness being refinanced or (B) the 91st day after the final maturity date of the Notes and (y) has an Average Life to Stated Maturity greater than either (A) the Average Life to Stated Maturity of the Indebtedness refinanced or (B) the remaining Average Life to Stated Maturity of the Notes and (iii) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness.

            "REGISTER" is defined in Section 15.1.

            "REPUBLIC" means Republic Engineered Products LLC, a Delaware limited liability company.

            "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

            "RESTRICTED PAYMENT" is defined in Section 9.8.

            "RESTRICTED SUBSIDIARY" means each Subsidiary of the Company.

            "SALE-LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

            "SALE ORDER" is defined in Section 4.12.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SECURITY AGREEMENT" means the security agreement, dated or to be dated on or prior to date of the Closing, between the Company and the Collateral Agent, for the benefit of the holders of the Notes, in form and substance satisfactory to you, the other Purchasers and the Collateral Agent.

                                 Schedule B-19

            "SECURITY DOCUMENTS" means the Security Agreement and the Mortgage.

            "SELLERS" means collectively, Republic, N&T, and Blue Steel.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

            "SPECIFIED FACILITY" means each of the following: (i) the Massillon Cold Finish Bar Plant in Massillon, Ohio; (ii) the Gary Cold Finished Bar Plant in Gary, Indiana; (iii) the Lackawanna Hot Rolled Bar Plant in Blasdell, New York; (iv) any of the following facilities at the Canton Plant in Canton, Ohio: the Melt Shop, the Cast Roll, or the Bar Billet Conditioning facility; and (v) any of the following facilities at the Lorain Plant in Lorain, Ohio: the Blast Furnace, the BOP Shop, the Billet Caster, the Bloom Caster, the Primary Mill (includes the four stand), or the "9/10" Mill.

            "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

            "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Guaranty of such Guarantor, as the case may be.

            "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "SUBSIDIARY GUARANTORS" means (a) each domestic Subsidiary of the Company that owns or holds any Collateral and (b) any domestic Subsidiary of the Company that guarantees the Notes.

            "SURVIVING ENTITY" is defined in Section 10.1(a).

            "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based

                                 Schedule B-20
on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

            "TITLE INSURANCE COMPANY" means Chicago Title Insurance Company.

            "TITLE POLICY" means, in relation to the Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or coinsurance as the Collateral Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Collateral Agent insuring the priority of the Mortgage of the Mortgaged Property and that the Company or one of its Subsidiaries holds marketable fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by the Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by the Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Collateral Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Collateral Agent in its discretion may require, including but not limited to (i) comprehensive endorsement, (ii) usury endorsement, (iii) and (iv) doing business endorsement.

            "TRANSACTIONS" means the transactions contemplated by the Asset Purchase Agreement.

            "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by anyone or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                 Schedule B-21

                                  SCHEDULE 5.3

               NAME              JURISDICTION         OWNERSHIP           DIRECTORS                    OFFICERS
               ----              ------------         ---------           ---------                    --------
PAV Republic, Inc. ("Parent")      Delaware         N.A.              P F Schweinfurth   President & Secretary:
                                                                      P Leff             P F Schweinfurth
                                                                      E J Antonio        Chief Executive Officer:
                                                                                         P Leff
                                                                                         Vice President & Assistant Secretary:
                                                                                         E J Antonio

Republic Engineered Products,      Delaware         100% by Parent    P F Schweinfurth   President & Secretary:
Inc. ("Company")                                                      P Leff             P F Schweinfurth
                                                                      E J Antonio        Vice President & Assistant Secretary:
                                                                                         P Leff
                                                                                         Vice President & Assistant Secretary:
                                                                                         E J Antonio
                                                                                         Chief Executive Officer:
                                                                                         J Lapinsky

PAV Machine, LLC                   Delaware         100% by Company   P F Schweinfurth   President & Secretary:
                                                                      P Leff             P F Schweinfurth
                                                                      E J Antonio        Vice President & Assistant Secretary:
                                                                                         P Leff
                                                                                         Vice President & Assistant Secretary:
                                                                                         E J Antonio
                                                                                         Chief Executive Officer:
                                                                                         J Lapinsky

PAV Railroad, Inc.                 Delaware         100% by Company   P F Schweinfurth   President & Secretary:
                                                                      P Leff             P F Schweinfurth
                                                                      E J Antonio        Vice President & Assistant Secretary:
                                                                                         P Leff
                                                                                         Vice President & Assistant Secretary:
                                                                                         E J Antonio
                                                                                         Chief Executive Officer:
                                                                                         J Lapinsky

2011448 Ontario Limited            Ontario, Canada  100% by Company   Hugh Laurence      None

                                                                       EXHIBIT 1

                                  FORM OF NOTE

                       REPUBLIC ENGINEERED PRODUCTS, INC.
                       10% SENIOR NOTE DUE AUGUST 31, 2009

No. [___]

$[_____________________]                                       December 19, 2003

            FOR VALUE RECEIVED, the undersigned, REPUBLIC ENGINEERED PRODUCTS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________], or registered assigns, the principal sum of [_____________] on August 31, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 10% per annum payable quarterly in arrears, together with principal amortization in the aggregate annual amount of 1% of the original principal amount, on March 31, June 30, September 30 and December 31 in each year, commencing with December 31, 2003 or the next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 12% or (ii) 4% over the rate of interest reported in The Wall Street Journal from time to time as the "Prime Rate."

            Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by wire transfer to the account designated for the holder hereof on Schedule A to the Note Purchase Agreement (as defined below) or as otherwise directed by the holder hereof in accordance with Section 16.2 of the Note Purchase Agreement.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of even date herewith (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 23 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.1 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the

                                   Exhibit 1-1
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                   Exhibit 1-2

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                             REPUBLIC ENGINEERED PRODUCTS, INC.

                                             By _____________________________
                                                Name:
                                                Title:

Signature pages to Note

                                   Exhibit 1-3

                                                                     EXHIBIT 4.5

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                            Matters To Be Covered In
                    Opinion of Special Counsel To the Company

            1. Each of the Parent Guarantor, the Company and their respective Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

            2. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

            3. No conflicts with charter documents, laws or other agreements.

            4. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

            5. No litigation questioning validity of documents.

            6. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

            7. No violation of Regulations U or X of the Federal Reserve Board.

            8. Company not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

            9. Attachment, perfection and enforceability of the security interests granted by the Company to the Collateral Agent, including an opinion of local counsel as to enforceability of the Mortgage.

                                  Exhibit 4.5-1

                                                                 EXHIBIT 9.15(a)

                            FORM OF JOINDER AGREEMENT

                  JOINDER AGREEMENT (this "Joinder Agreement") dated as of
            _____________________________, among [GUARANTOR] (the "New
            Subsidiary Guarantor"), a subsidiary of REPUBLIC ENGINEERED PRODUCTS, INC., a Delaware corporation (the "Company") and the Guarantors (the "Existing Guarantors") under the Note Purchase Agreement referred to below, and FLEET CAPITAL CORPORATION, as collateral agent under the Note Purchase Agreement (the "Collateral Agent").

                                   WITNESSETH:

            WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Collateral Agent a Note Purchase Agreement (the "Note Purchase Agreement") dated as of December 19, 2003 providing for the issuance of an aggregate principal amount at maturity of up to $21,000,000 of 10% Senior Notes due 2009 (the "Notes");

            WHEREAS Section 9.15 of the Note Purchase Agreement provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Collateral Agent a joinder agreement pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Notes pursuant to a Guaranty on the terms and conditions set forth herein; and

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Guarantors and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                  1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's obligations under the Notes and under Note Purchase Agreement the on the terms and subject to the conditions set forth in Section 11 of the Note Purchase Agreement and to be bound by all other applicable provisions of the Note Purchase Agreement.

                  2. Ratification of Note Purchase Agreement. Except as expressly amended hereby, the Note Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Joinder Agreement shall form a part of the Note Purchase Agreement for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. The internal laws of the State of New York shall govern this Supplemental Indenture.

                                  Exhibit 4.5-1

                  4. Collateral Agent Makes No Representation. The Collateral Agent makes no representation as to the validity or sufficiency of this Joinder Agreement.

                  5. Counterparts. The parties may sign any number of copies of this Joinder Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first above written.

                                           [NEW SUBSIDIARY GUARANTOR],

                                           By: _________________________________
                                               Name:
                                               Title:

                                           REPUBLIC ENGINEERED PRODUCTS, INC.

                                           By: _________________________________
                                               Name:
                                               Title:

                                        PAV REPUBLIC, INC., as Parent Guarantor

                                        By: _________________________________
                                            Name:
                                            Title:

                                           PAV RAILROAD, INC., as Subsidiary
                                           Guarantor:

                                           By: _________________________________
                                               Name:
                                               Title:

                                           PAV MACHINE, LLC, as Subsidiary
                                           Guarantor:

                                           By: _________________________________
                                               Name:
                                               Title:

                                           FLEET CAPITAL CORPORATION, as
                                           Collateral Agent

                                           By: _________________________________
                                               Name:
                                               Title: